Independent Auditors' Consent



We consent to incorporation by reference in the Registration Statements (No. 33-35926, No. 33-56614, No. 2-93472, No. 2-94639, No. 33-40738, No. 33-39845,
No. 33-77900,  No.  33-77980,  No. 33-79518,  No.  33-89782,  No. 33-90630,  No.
33-90632,  No.  33-91690,  No.  33-60473,  No.  33-60475,  No.  333-30937,   No.
333-62709,  No. 333-88087,  No.  333-38232,  No. 333-40368 and No. 333-55748) on
Form S-8 of Synovus Financial Corp. of our report dated January 17, 2001, relating to the consolidated balance sheets of Synovus Financial Corp. and subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2000, which report appears in or is incorporated by reference in the Synovus Financial Corp. Annual Report on Form 10-K for the year 2000.


/s/KPMG

Atlanta, Georgia
March 16, 2001



                          Independent Auditors' Consent



We consent to incorporation by reference in the Registration Statements (No. 333-37403, No. 333-72827, No. 333-88263, No. 333-91007, No. 333-91091, and No.
333-34070) on Form S-3 of Synovus Financial Corp. of our report dated January 17, 2001, relating to the consolidated balance sheets of Synovus Financial Corp. and subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2000, which report appears in or is incorporated by reference in the Synovus Financial Corp. Annual Report on Form 10-K for the year 2000.

/s/KPMG

Atlanta, Georgia
March 16, 2001